STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 21st day of February, 2001, by and between I) WHISPERING OAKS INTERNATIONAL, INC., a Texas corporation, domiciled at Dallas, Texas (hereinafter "Whispering"); II)
LAGOSTAR TRADING S.A., an Uruguayan corporation, domiciled at Montevideo, Uruguay (hereinafter the "Company"); and III) JUAN PABLO MORO, RICARDO JAVIER MORO, RAFAEL MORO, AND MARIA ISABEL MORO, all individual shareholders of the Company and domiciled at 25 de Mayo 455, piso 4, Montevideo Uruguay (hereinafter referred to collectively as the "Shareholders" and each individually as a "Shareholder").

PREAMBLE

Whispering desires to purchase all of the issued and outstanding shares of capital stock of the Company (hereinafter the "Company Shares") in exchange for one hundred and fifty thousand (150,000) shares of common stock of Whispering ("Whispering Shares"). The Shareholders own all of the Company Shares, and have agreed to sell the Shares upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1. PURCHASE OF SHARES. Whispering shall purchase from Shareholders on the Closing Date (to be defined hereinafter) all of the Company Shares, consisting of 50,000 bearer shares, nominal value US$ 1 (ONE AMERICAN DOLLAR) each share, all represented by 24 titles of 2,000 bearer shares and 4 titles of 500 bearer shares. The Shareholders shall, on the Closing Date, effect an assignment, free and clear of any and all liens, restrictions and encumbrances, of all the Shares, by subscribing certificates evidencing the ownership of such Company Shares and by executing standard stock power forms, or such other documents as are necessary to transfer title to the Company Shares to Whispering free and clear of all liens and encumbrances. Whispering shall simultaneously issue the Whispering Shares to Shareholders as provided herein.

2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND COMPANY. The Shareholders and Company represent, warrant, and covenant to Whispering that:

a. Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Uruguay and has all requisite corporate power and authority to own and lease its properties, to carry on its business and to carry out the transactions contemplated hereby. The business as conducted by the Company is not such as to require that it be qualified to transact business as a foreign corporation in any other jurisdiction.

b. Ownership of Shares. The authorized capital of the Company is US$ 1,000,000 (one million dollars), of which US$ 50,000 (fifty thousand dollars) have been paid in and is represented by 50,000 bearer shares of common stock, of nominal value US$ 1 (one American Dollar) per share. The Company Shares constitute the sole issued and outstanding shares of capital stock of the Company, and are validly issued, fully paid, nonassessable and subject to no liens, encumbrances, options, or restrictions of any kind upon the Company Shares or upon the Shareholders' ability to sell the Company Shares to Whispering. As of the Closing Date, there will be no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities. The record and beneficial ownership of the Company's Shares is set forth in Exhibit 2(b) hereto.

c. Financial Statements. The financial statements of the Company furnished to Whispering, as set forth in Exhibit 2(c) hereto and as initialed by the Shareholders have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with prior practice, and present the Company's financial position as of, and results of operations for, the dates and periods indicated thereon.

d. Changes Since Incorporation. There have not been any changes since incorporation in the financial condition, results of operations or otherwise of the Company, which changes have, individually or in the aggregate, materially adversely affected the business, property or financial position of the Company. The stockholders' equity in the Company has not decreased from the above date.

e. Restrictive Agreements. The Company is not obligated under any contract or agreement or subject to any charter or by-law restriction which materially and adversely affects its business (as presently conducted), properties or assets or its financial condition, and is not in default under any indenture or material contract or agreement to which it is a party.

f. Ownership of Properties. The Company owns free and clear all the properties and assets reflected in the Company's balance sheet as at January 31, 2001, subject to no mortgages, liens, security interest, pledges, charges or other encumbrances of any kind.

g. Patents and Trademarks. The Company has full title and ownership of all copyrights, patents, trademarks, trade names, service marks, trade secrets, conditional and proprietary information, formulas, designs, proprietary rights, know-how and processes, patent applications, licenses (United States or foreign), with the exception of Canada (that has all of the rights for diagnostic and thereapeutic use of the receptor of the AFP (RECAF) including any subsequent claims or new patent applications involving the use of RECAF), necessary to conduct its business as presently conducted and as proposed to be conducted by Whispering (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets" and are set forth on Exhibit 2(g)). No royalties are payable by the Company to any other persons by reason of the ownership or use of the Proprietary Assets. The Company has not received notice that any Proprietary Assets conflict with the asserted rights of any other. The Company has no franchises and no franchises are required for the conduct of its business.

h. Litigation. There is no action, suit, material customer claim, proceeding or any investigation at law or in equity or by or before any governmental instrumentality or other agency now pending, or threatened against or affecting the Company or any property, assets or rights of the Company, nor do the Shareholders, or any of them, know of any facts likely to give rise to any such actions or proceedings. The Company is not in default with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

i. Taxes. The Company has timely filed all tax returns of every kind which are required to be filed by it, and all such returns are correct and complete. The Company is not required to file any other income, excise or property or other tax returns. The Company has paid or accrued all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The provisions for taxes on the balance sheet at 31 January, 2001 are sufficient for the payment of all accrued and unpaid taxes of the Company. The Company has not waived any statute of limitations with respect to taxes and has not agreed to any extension of time with respect to a tax assessment or deficiency. Copies of all tax returns filed by the Company with respect to its last three years through the 1999 fiscal year are attached hereto as Exhibit 2(i).

j. Material Contract. The Company is not a party to any material written or oral contract not made in the ordinary course of business and is not a party to any written or oral (1) distributor, dealer, manufacturer's representative, sales agency or advertising contract which is not terminable on 30 days' (or less) notice without cost or other liability to it; (2) contract with any labor union;
(3) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements; (4) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis; (5) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to its employees or any of them or the employees of others; (6) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any of its assets; (7) guaranty of any obligation for borrowed money or otherwise, excluding endorsement made for collection; (8) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it, with the exception of the Canadian technology transfer agreement, dated April 22, 1999; or (9) contract, agreement or commitment which extends for more than six months after the date hereof or (10) contract of a material nature.

k. Compliance with Laws and Regulations. The Company has complied with all laws, regulations and orders applicable to its business and has all necessary permits and licenses required thereby.

l. Events Since Incorporation. Since incorporation the Company has not (1) borrowed any amount or incurred or become subject to any liabilities or obligations of any nature whatsoever (contingent or otherwise) except current liabilities and obligations incurred and liabilities and obligations under contracts entered into in the ordinary course of business; (2) discharged or satisfied any lien or encumbrance or paid any liability or obligation (contingent or otherwise), other than current liabilities and obligations shown on its balance sheet as at January 31, 2001, or current liabilities and obligations incurred since that date in the ordinary course of business; (3) declared or made any payment or distribution Of any monies or other property to stockholders or purchased or redeemed, directly or indirectly, any shares of its capital stock; (4) mortgaged, pledged or subjected to lien, charge or any encumbrance, any of its assets, tangible or intangible; (5) sold. assigned, or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims; (6) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, with the exception of the Canadian technology transfer agreement, dated April 22, 1999; (7) suffered any extraordinary damage, destruction, or loss (whether or not covered by insurance), whether or not in the ordinary course of business, and, except in the ordinary course of business, waived any rights of substantial value or cancelled any debt or claim held; (8) made any loan to any employee or stockholder; or (9) entered into any transaction other than in the ordinary course of business.

m. Books and Records. The books and records of the Company are in good and current condition and provide sufficient information and documentation to reflect and evidence the accounts receivable, accounts payable, ownership of all assets and payment of all liabilities of the Company. Such books and records are at the offices of the Company and shall be available to Whispering upon request at mutually convenient times.

n. Governing Documents. The copies of the Articles of Incorporation and Bylaws of the Company, and other constituting documents, set forth in their entirety in
Exhibit 2(o) hereto are correct and complete as of the date hereof.

o. Subsidiaries. The Company does not have any subsidiaries. For the purpose hereof, the term "subsidiaries" shall mean any corporation, association or other business entity of which a majority of the voting stock, capital stock or total outstanding equity interest is owned or controlled by the Company.

p. Undisclosed Liabilities. As of the date hereof, the Company does not have any material liability (whether accrued, absolute, contingent, or otherwise, and whether due or to become due) which is not shown and provided for in full on the financial statements described in Exhibit 2(c) hereto.

q. Disclosure. None of the information contained in the representations and warranties set forth in this Agreement or in any of the exhibits, certificates, schedules or other instruments delivered or to be delivered to Whispering pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

r. No Breach. The consummation of the transactions set forth in this Agreement will not result in any breach of any of the terms, provisions, or conditions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of the Company pursuant to its respective Articles of Organization Bylaws or other constituting documents, or any indenture, agreement or instrument to which the Company is a party.

3. ACCESS TO BOOKS AND RECORDS. From and after the date hereof, Shareholders and Company agree that the Company shall afford to Whispering, and accredited representatives of Whispering, full an free access to its personnel, properties, records and books of account, at all reasonable times during business hours, and shall furnish to Whispering and its representatives such other information as Whispering may reasonably request. The Company shall also authorize its independent accountants to permit Whispering's independent public accountants to examine records and working papers pertaining to the Company's financial statements.

4. CONSIDERATION FOR SALE. Upon the terms and subject to all of the conditions herein and upon the performance by each of the parties hereto of their obligations hereunder, Shareholders shall convey, transfer, assign, deliver to Whispering on Closing Date all of the Company Shares, and Whispering agrees to issue to Shareholders, in the percentages set forth on Exhibit 4 attached hereto. At the Closing, Shareholders shall deliver 24 titles for 2,000 each and 4 titles for 500 shares representing fifty thousand (50,000) bearer shares of the Company, numbered 1 to 50,000 of nominal value US$ 1 (one American Dollar) each share, to Whispering and Whispering shall issue the Whispering Shares and deliver them to the Shareholders in equal proportions.

5. REPRESENTATIONS AND WARRANTIES OF WHISPERING. Whispering represents, warrants, and covenants to Shareholders that:

a. Organization and Authority. Whispering is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has power and authority to own its properties and carry on its business now being conducted. True copies of the Certificate of Incorporation and the Bylaws of Whispering have been delivered to the Shareholders.

b. Capital Stock. All capital stock of Whispering issued and presently outstanding has been validly issued and is fully paid and non-assessable. Except as set forth on Exhibit 5(b), there are no outstanding options, warrants, or rights of any sort which would entitle the holder thereof to acquire shares of the capital stock of Whispering.

c. Financial Statements. The financial statements of the Whispering furnished to Shareholders, as set forth in Exhibit 5(c) hereto have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with prior practice, and present Whispering's financial position as of, and results of operations for, the dates and periods indicated thereon.

d. Changes Since December 31, 2000. Except as set forth in exhibit 5(d) attached hereto, there have not been any changes since December 31, 2000 in the financial condition, results of operations or otherwise of Whispering, which changes have, individually or in the aggregate, materially adversely affected the business, property or financial position of Whispering.

e. Restrictive Agreements. Except as set forth in Exhibit 5(e) hereto, Whispering is not obligated under any contract or agreement or subject to any charter or by-law restriction which materially and adversely affects its business (as presently conducted), properties or assets or its financial condition, and is not in default under any indenture or material contract or agreement to which it is a party.

f. Ownership of Properties. Except as set forth in Exhibit 5(f) hereto, Whispering owns free and clear all the properties and assets reflected in Whispering's balance sheets as at December 31, 2000 (other than assets disposed of in the ordinary course of business since December 31, 2000) subject to no mortgages, liens, security interest, pledges, charges or other encumbrances of any kind.

g. Litigation. Except as set forth in Exhibit 5(g) hereto, there is no action, suit, material customer claim, proceeding or, any investigation at law or in equity or by or before any governmental instrumentality or other agency now pending, or threatened against or affecting Whispering or any property, assets or rights of Whispering, nor does Whispering know of any facts likely to give rise to any such actions or proceedings. Exhibit 5(g) contains a statement of the status as of the date hereof and the parameters of anticipated liability of any of the matters referred to therein. Whispering is not in default with respect to any order writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

h. Taxes. Whispering has timely filed all tax returns of every kind which are required to be filed by it, and all such returns are correct and complete

Whispering is not required to file any other income, excise or property or other tax returns. Whispering has paid or accrued all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The provisions for taxes on the balance sheet at December 31, 2000 are sufficient for the payment of all accrued and unpaid taxes of Whispering. Whispering has not waived any statute of limitations with respect to taxes and has not agreed to any extension of time with respect to a tax assessment or deficiency. Copies of all tax returns filed by Whispering with respect to its last three years through the 2000 fiscal year is attached hereto as exhibits.

i. Material Contract. Except as set forth in Exhibit 5(i) hereto, Whispering is not a party or any material written or oral contract not made in the ordinary course of business and is not a party to any written or oral (1) distributor, dealer, manufacturer's representative, sales agency or advertising contract which is not terminable on 30 days' (or less) notice without cost or other liability to it; (2) contract with any labor union; (3) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements; (4) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis; (5) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to its employees or any of them or the employees of others; (6) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any of its assets; (7) guaranty of any obligation for borrowed money or otherwise, excluding endorsement made for collection; (8) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it; or (9) contract, agreement or commitment which extends for more than six months after the date hereof or (10) contract of a material nature.

j. Compliance with Laws end Regulations. Whispering has complied with all laws, regulations and orders applicable to its business and has all necessary permits and licenses required thereby.

k. Events Since December 31, 2000. Except as set forth in Exhibit 5(i) hereto, since December 31, 2000, Whispering has not (1) borrowed any amount or incurred or become subject to any liabilities or obligations of any nature whatsoever (contingent or otherwise) except current liabilities and obligations incurred and liabilities and obligations under contracts entered into in the ordinary course of business; (2) discharged or satisfied any lien or encumbrance or paid any liability or obligation (contingent or otherwise), other than current liabilities and obligations shown on its balance sheet as at December 31, 2000, or current liabilities end obligations incurred since that date in the ordinary course of business; (3) declared or made any payment or distribution of any monies or other property to stockholders or purchased or redeemed, directly or indirectly, any shares of its capital stock; (4) mortgaged, pledged or subjected to lien, charge or any encumbrance, any of its assets, tangible or intangible;

(5) sold, assigned, or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims; (6) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets; (7) suffered any extraordinary damage, destruction, or loss (whether or not covered by insurance), whether or not in the ordinary course of business, and, except in the ordinary course of business, waived any rights of substantial value or cancelled any debt or claim held; (8) made any loan to any employee or stockholder; or (9) entered into any transaction other than in the ordinary course of business.

l. Governing Documents. The copies of the Articles of Organization and Bylaws of Whispering set forth in their entirety in Exhibit 5(i) hereto are correct and complete as of the date hereof.

m. Subsidiaries. Whispering does not have any subsidiaries. For the purpose hereof, the term "subsidiaries" shell mean any corporation, association or other business entity of which a majority of the voting stock, capital stock or total outstanding equity interest is owned or controlled by the Company.

n. Undisclosed Liabilities. As of the date hereof the Company does not have any material liability (whether accrued, absolute, contingent, or otherwise, and whether due or to become due) which is not shown and provided for in full on the financial statements described in Exhibit 5(c) hereto.

o. Disclosure. None of the information contained in the representations and warranties set forth in this Agreement or in any of the exhibits, certificates, schedules or other instruments delivered or to be delivered to Whispering pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.


6. COVENANTS OF SHAREHOLDERS AND COMPANY.

a. Shareholders and Company covenants that, from and after the date hereof and through the Closing Date, without the prior written consent of Whispering, the Company will not:
(i) declare or pay any dividend, or make any distribution of its properties or assets to its stockholders, or allow the issuance of any of its stock or purchase or otherwise acquire any shares of its outstanding stock (except as otherwise expressly permitted by the terms of this Agreement);
(ii) make any change in its Articles of Incorporation and Bylaws or other constituting documents except as provided herein;
(iii) grant stock options or rights of any kind to purchase shares of its stock;
(iv) increase the rate or form of compensation payable to any agent or employee except salary adjustments in the ordinary course of business for employees who are not officers or stockholders or related to officers or stockholders;

(v) dispose of any items of inventory, properties or other assets except in the ordinary course of business;
(vi) incur any indebtedness except in the ordinary course at business, nor allow any material adverse change to be made in its financial affairs, nor allow any tax or other liability to be extended by waiver of the statutes of limitation or otherwise;
(vii) make or allow to be made any loans or advances or repayments of loans or advances to any stockholders, director, officer or other employee.

b. Shareholders and Company covenant that from and after the date hereof and through the Closing Date, the Company will:
(i) perform in the normal course of business all of its obligations under contracts, leases, and documents relating to or affecting Its assets, properties and business; business organization, sales agencies and distributorship and good will, to the end that Whispering shall acquire from Shareholders a business as now constituted, and to the end that said business shall, at the time of Closing, have available to it for such time as it may reasonably require, the services and assistance of present employees.

7. COSTS AND EXPENSES.

a. Shareholders shall pay all costs and expenses incurred or to be incurred by Shareholders and the Company in carrying out this Agreement including, without limitation, the expenses of the negotiation, preparation, execution and consummation of this Agreement, the conveyance, transfer, assignment and delivery of the Company Shares to Whispering and all legal and accounting fees and expenses relating to any of the foregoing. Shareholders shall Indemnify and hold the Company and Whispering free and harmless from and against any liability for any of such expenses and fees.

b. Whispering shall pay all costs and expenses incurred or to be incurred by it in carrying out this Agreement, including, without limitation, the expenses of the negotiation, preparation, execution and consummation of this Agreement and documents incidental hereto and all fees and expenses of his attorneys and accountants incurred by it in connection with the foregoing. Whispering shall indemnify and hold Shareholders free and harmless from and against any liability for any of such expenses and fees.

8. CLOSING.

a. The Closing of the purchase and sale of the Company Shares (the "Closing"), shall be effected at such time on or before the close of business on the first business day following the execution of this Agreement as shall be designated by Whispering through three (3) days prior written notice to the Shareholders (such date or a subsequent date as of which the Closing shall be effected as hereinafter provided herein called the "Closing Date").

b. AT THE CLOSING.

(i) Shareholders shall execute and deliver to Whispering an assignment of the Company Shares in such form as will convey to Whispering good and marketable right, title and interest in and to the Company Shares, which shall be simultaneously transferred to Whispering; and
(ii) Whispering shall deliver to Shareholders the Whispering Shares, free and clear of all liens and encumbrances.

c. Possession and control of the Company is to be secured to Whispering pursuant to this Agreement on the Closing Date. Shareholders will, from time to time, on and after the Closing Date, upon the request of the Whispering, do, execute, acknowledge, and deliver all such acts, documents, instruments, and assurances as may be reasonably required to insure and protect Whispering's right, title and interest in and to all of the assets and properties of the Company.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF WHISPERING. The obligations of Whispering to consummate this Agreement and the transactions set forth herein shall be subject to and shall be conditioned upon each of the following conditions precedent.

a. No properties or assets of the Company shall have suffered any destruction or damage by fire, accident or other casualty, Act of God, taking by eminent domain or force majeure materially affecting the conduct of the business of the Company.

b. The representations and warranties made by Shareholders and Company in
Section 2 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations had been made on and as of the Closing Date, none of the Covenants of the Shareholders or Company contained herein shall have been breached in any material respect as of the Closing Date.

c. There has been no material adverse change in the condition, financial or otherwise, of the Company from that set forth in its financial statements as of January 31, 2001.

d. No consent, approval, authorization or order of any person or any court or governmental agency or administrative body not obtained and in effect on the Closing Date shall be required for the consummation of the transaction contemplated by this Agreement.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDERS. The obligations of Shareholders to consummate this Agreement and to deliver 24 titles of 2,000 shares each and 4 titles of 500 shares each representing 50,000 bearer Shares, numbered 1 to 50,000, of the Company shall be subject to and shall be conditioned upon each of the following conditions precedent:

a. All proceedings required to be taken by Whispering to authorize it to carry out this Agreement and to pay for the Company Shares pursuant to this Agreement have been duly validly taken.

b. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Whispering on or before the Closing Date shall have been complied with and performed.

c. The representations and warranties made by Whispering in Section 5 hereof shell be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations had been made on and as of the Closing Date, none of the Covenants of Whispering contained herein shall have been breached in any material respect as of the Closing Date.

d. No consent, approval, authorization, or order of any court or governmental agency or administrative body not obtained in effect on the Closing Date shall be required for the consummation of the transactions contemplated by this Agreement and no claim, proceeding or litigation, either administrative or judicial shall be threatened or be pending against Whispering which, in the opinion of counsel for Shareholders, presents a reasonable probability that the transactions contemplated by this Agreement may be enjoined or prevented.

11. SHAREHOLDERS' INDEMNIFICATION. Shareholders jointly and severally hereby agree to indemnify, and hold harmless, Whispering on demand against any and all liability, loss, damage, and expense arising out of, in connection with, or as a result of any breach of this Agreement by Shareholders or any failure of a representation or warranty of Shareholders or the Company contained in this Agreement to be correct and complete or any failure of a covenant to be carried out. For the purposes hereof, without limiting the right of Whispering to be indemnified hereby, if any untrue or incomplete representation or warranty contained herein relates to the amount of assets or liabilities of the Company, the amounts by which the assets are lower and liabilities are greater than those referred to in the representation or warranty shall constitute an indemnifiable loss hereunder. Whispering's right to be indemnified and held harmless shall include the right to be reimbursed for legal and accounting expenses and fees incurred by Whispering in connection herewith in identifying or defending against any claim.

12. WHISPERING INDEMNIFICATION. Whispering hereby agrees to indemnify, and hold harmless, Shareholders on demand against any and all liability, loss, damage, and expense arising out of, in connection with, or as a result of any breach of this Agreement by Whispering or any failure of a representation or warranty by Whispering contained in this Agreement to be correct and complete or any failure of a covenant to be carried out. For the purposes hereof, without limiting the right of Shareholders to be indemnified hereby, if any untrue or incomplete representation or warranty contained herein relates to the amount of assets or liabilities of Whispering, the amounts by which the assets are lower and liabilities are greater than those referred to in the representation or warranty shall constitute an indemnifiable loss hereunder. Shareholders' rights to be indemnified and held harmless shall include the right to be reimbursed for legal and accounting expenses and fees incurred by Shareholder in connection herewith in identifying or defending against any claim.

13. LITIGATION.

a. In any litigation involving this Agreement or the rights thereunder, the successful party shall be entitled to reasonable costs and attorneys' fees as prescribed by the Court.

b. Before being required to make any payment pursuant to Sections 11 and 12, the indemnifying party may, in its discretion and expense, take all necessary steps properly to contest any claim or liability or action in respect thereof involving third parties, or to prosecute such contest or action to conclusion or settlement satisfactory to the indemnified party. The indemnified party shall give notice of any claim to indemnification it may wish to assert pursuant hereto as soon as reasonably practicable. The indemnified party shall cooperate fully with the indemnifying party in the reasonable conduct of any such contest or action, legal proceedings, negotiation or settlement and will not voluntarily compromise or settle any such contest, action, legal proceeding, claim or demand without prior consent or approval of the indemnifying party.

c. The right of Whispering or the Company as the case may be, to recover hereunder shall not be affected by any investigation by Whispering prior to the Closing Date.

14. INVESTMENT LETTER.

ATTACHED HERETO AS EXHIBIT A, AND IS INCORPORATED IN THIS AGREEMENT BY
REFERENCE.

15. MISCELLANEOUS.

a. Acknowledgement of Preamble. The parties acknowledge that the Preamble sets forth their understandings and it is hereby incorporated into this Agreement.

b. Survival of Representations and Warranties. The representations, warranties and covenants contained herein shall survive the execution hereof and the consummation of this transaction.

c. Notices. Any notices hereunder shall be given in writing by certified mail, return receipt requested, if to Whispering, to the offices of the Company,
Attention: President, and if to the Shareholders, to the address set forth hereinabove.

d. Modification. This Agreement and the rights and duties hereunder may not be modified, revised or terminated except by a writing signed by all parties hereto or their duly authorized representatives.

E. Binding Effect. All of the terms, conditions, representations, warranties and covenants contained in this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. No waiver by any party of any condition or of the breach of any term, representation, warranty or covenant contained in this Agreement in any one instance shall be deemed to be or construed as a further or continuing waiver.

The Shareholders, and each of them, hereby represent warrant and covenant that they are not now under any obligation of a contractual nature or otherwise, to any person, firm, or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance of any obligation hereunder.

f. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement of the parties hereto.

g. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands as of the day and year first above written.


---------------------------------------------------
By "Whispering" WHISPERING OAKS INTERNATIONAL, INC.



--------------------------------------
By the "Company" LACOSTAR TRADING S.A.


The "Shareholders"


/s/ Juan Pablo Moro                            /s/ Ricardo Javier Moro
---------------------------------              ---------------------------------
Juan Pablo Moro                                Ricardo Javier Moro



/s/ Rafael Moro                                /s/ Maria Isabel Moro
---------------------------------              ---------------------------------
Rafael Moro                                    Maria Isabel Moro